AMENDMENT NO. 2 TO DEFINITIVE AGREEMENT

THIS AMENDMENT NO.2 TO DEFINITIVE AGREEMENT (the “Amendment”) is made and entered into as of this 31st day of December, 2010, by and among THE LANGUAGE KEY TRAINING LTD, a British Virgin Islands Corporation, Dirk Haddow, Mark Wood, Chris Durcan and Jeff Tennenbaum, individually, (collectively hereinafter referred to as the “Sellers”), and MOUNT KNOWLEDGE HOLDINGS, INC., a Nevada Corporation (the “Company”), (collectively referred to as the “Parties”).

RECITALS

WHEREAS, the Parties have entered into that certain Definitive Agreement (the “Definitive Agreement”) dated as of October 5, 2010 and a subsequent Amendment No.1 to Definitive Agreement (the “Amendment No.1”) dated as of October 29, 2010, pursuant to which the Sellers have agreed to sell to the Company and the Company has agreed to purchase from the Sellers a certain amount of ownership interest in one or more of the entities owned and operated by the Sellers, including additional considerations, in accordance with the terms and conditions set forth therein;

WHEREAS, Sections 3.3, 3.4 and 3.5 of the Definitive Agreement provided that certain events described therein shall occur on October 31, 2010 and Section 5.1 of the Definitive Agreement provided that the Closing shall occur on or before October 31, 2010 or at such later date as shall be mutually agreed upon by the Parties; and

WHEREAS, the Parties mutually agreed in Amendment No. 1 to amend Sections 3.3, 3.4 and 3.5 of the Definitive Agreement to reflect that the events described therein shall occur on or before December 31, 2010 and to amend Section 5.1 of the Definitive Agreement to reflect that Closing shall occur on or before December 31, 2010 or at such later date as shall be mutually agreed upon by the Parties;

WHEREAS, Sections 2.0 and 3.0 of the Definitive Agreement provide that a certain events described therein shall occur at Closing, including the execution of certain agreements set forth in one or more exhibits attached thereto;

WHEREAS, the Parties mutually agreed to amend Sections 2.0 and 3.0 of the Definitive Agreement to reflect certain modifications in the terms and conditions set forth in one or more of the agreements described therein and attached as exhibits thereto, including, but not limited to, the inclusion of one or more additional agreements described herein in this Amendment No. 2 and attached as additional exhibits herein;

WHEREAS, Section 9.8 of the Definitive Agreement provided that no modification thereof shall be effective unless in writing and signed by all the Parties; and

WHEREAS, the Parties intend that this Amendment satisfy the requirements of Section 9.8 of the Definitive Agreement with respect to the matters set forth herein.

NOW, THEREFORE, in consideration of the promises and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, agree as follows:

AGREEMENT

1.      Amendments.

(a)      Section 2.0 of the Definitive Agreement is hereby amended by replacing Exhibit A referenced therein (the “LK Asia Subscription Agreement”) with an amended subscription agreement attached thereto as Exhibit A, (the “LK Asia Subscription Agreement”);

(b)      Section 3.1 of the Definitive Agreement is hereby amended hereby amended and restated in its entirety to read as follows:

“Share Purchase and Cancellation Agreement. The Parties agree that LK Asia, as defined in the Definitive Agreement, shall have the right to purchase from the Sellers a total of Three Hundred Twenty-Five Thousand Seven Hundred Ten (325,710) Ordinary A Shares of the LK Asia (the “LK “A” Shares”), owned and held by the Sellers, for a purchase price to be determined at Closing and to be paid in the form of a total of One Million Eight Hundred Thousand (1,800,000) Shares of common stock of the Mount Knowledge Holdings, Inc., in accordance with the terms and conditions of the Share Exchange Agreement, attached hereto as Exhibit B (the “Share Exchange Agreement”).

(c)      Section 3.2 of the Definitive Agreement is hereby amended hereby amended and restated in its entirety to read as follows:

“Stock Issuance. Company agrees to issue to LK Asia and/or its assigns at Closing a total of four hundred eighty thousand (480,000) shares of the Common Stock of Mount Knowledge Holdings, Inc. subject to a twelve (12) month sale restriction from the date of issuance (the “Additional Sale Restriction”). The beneficial holder(s) of said shares shall execute a letter of acknowledgment of said Additional Sale Restriction upon the issuance of and prior to the receipt of said shares.

(d)      Section 3.2 of the Definitive Agreement is hereby further amended by omitting Exhibit C, the “Stock Purchase Warrant Agreement”, as originally referenced therein prior to the amendment and restatement set forth in Section 1(c) hereinabove.

(e)      Section 3.3 of the Definitive Agreement is hereby amended hereby amended and restated in its entirety to read as follows:

“License Revocation and Assignment. Sellers shall cause the cancellation of the trademark licensing royalty agreement (the “Royalty Agreement”) with Foxglove International Enterprises Ltd, a British Virgin Islands Corporation (the “Licensor”) as set forth in the executed license revocation and release deed agreement dated December 31, 2010, attached hereto as Exhibit D (the “License Revocation and Release Deed Agreement”), in exchange for a cash payment from LK Asia in the amount of Thirty-Three Thousand Four Hundred Eighty and No/100 Dollars (USD $33,480.00), due and payable to Foxglove International Enterprises Ltd. (BVI) on the Closing Date, including the assignment to LK Asia the full and unencumbered rights to the “Language Key” name, trademarks, service marks, and any other intellectual property rights owned by Licensor with no limitations and free and clear any claims against LK Asia, and/or its operation subsidiaries, now or in the future, as set forth in the executed assignment agreement dated December 31, 2010, attached hereto as Exhibit E (the “Assignment Deed Agreement”), in exchange for a cash payment from LK Asia in the amount of Thirty-Three Thousand Four Hundred Eighty and No/100 Dollars (USD $33,480.00), due and payable to Foxglove International Enterprises Ltd. (BVI) on the Closing Date.”

(f)      Section 3.4 of the Definitive Agreement is hereby amended hereby amended and restated in its entirety to read as follows:

“Payment of Royalties Owed. The Parties agree that Foxglove International Enterprises Ltd. a BVI company (the “Licensor”) shall be entitled to receive royalty payments (the “Royalty Payments”) from Language Key Training Solutions Ltd, formerly known as The Language Key Training Ltd., a Hong Kong corporation (a subsidiary of LK Asia), for fiscal years 2008 and 2009 in the amount of Sixty-Five Thousand Seven Hundred and Seventy-Six Dollars (USD $65,776), due and payable in twelve (12) equal payments of Five Thousand Four Hundred Eighty-One and 33/100 Dollars (USD $5,481.33) in the form cash payments (wire transfer), with the first payment due on or before December 31, 2010 and subsequent monthly payments thereafter as set forth in an executed promissory note, attached hereto as Exhibit F (the “LK Promissory Note”). This amount shall be recorded as a current liability due to related parties on the balance sheet of Language Key Training Solutions Ltd. until paid in full.”

(g)      Section 3.5 of the Definitive Agreement is hereby amended hereby amended and restated in its entirety to read as follows:

“Use of Existing Training Content. The Parties agree that The Language Key Ltd. (a BVI company) and/or its successor company would be granted a licensing right to use, rework, and/or publish certain existing training content (excluding, content which would be development from the date of this Agreement) owned and held by The Language Key Training Ltd. (a Hong Kong company) and/or its successor company for a term of eighty-eight (88) years, the terms and conditions set forth in the executed content licensing agreement dated December 31, 2010, attached hereto as Exhibit G (the “LK Existing Content Licensing Agreement”).

3.      Defined Terms. Unless otherwise defined herein, all capitalized terms shall have the meanings specified or referred to in the Definitive Agreement.

4.      GOVERNING LAW. THIS AMENDMENT AND THE PERFORMANCE HEREOF SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA, OF THE UNITED STATES OF AMERICA. ANY DISPUTE ARISING UNDER OR OUT OF THIS AGREEMENT SHALL BE SUBMITTED FOR RESOLUTION TO AN APPLICABLE STATE OR FEDERAL COURT OF COMPETENT JURISDICTION THAT IS LOCATED IN THE STATE OF NEVADA, OF THE UNITED STATES OF AMERICA.

5.      Counterparts. This Amendment may be executed in any number of counterparts, all of which will constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Facsimile or other electronic transmission of any signed original document shall be deemed the same as delivery of an original. Except as provided in this Amendment, the Merger Agreement shall remain in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed on this 31st day of December 2010.

WITNESSES:	SELLERS

LANGUAGE KEY TRAINING LTD.,
A British Virgin Island Corporation

/s/ Dirk Haddow
BY: Dirk Haddow
Print Name:	ITS: President and CEO

Print Name:

/s/ Dirk Haddow
BY: Dirk Haddow, Individually
Print Name:

Print Name:

WITNESSES:

/s/ Mark Wood
BY: Mark Wood, Individually
Print Name:

Print Name:

WITNESSES:

/s/ Chris Durcan
BY: Chris Durcan, Individually
Print Name:

Print Name:

WITNESSES:

s/ Jeff Tennenbaum
BY: Jeff Tennenbaum, Individually
Print Name:

Print Name:

WITNESSES:	COMPANY

MOUNT KNOWLEDGE HOLDINGS, INC.,
A Nevada Corporation, USA
/s/ Daniel A. Carr
BY: Daniel A. Carr

Print Name:	ITS: President and CEO

Print Name: